UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2011

AEP INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address,  if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement

On April 7, 2011, AEP Industries Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with several initial purchasers named therein, relating to the sale by the Company of $200 million aggregate principal amount of the Company's 8¼% senior notes due 2019 (the "New Notes").

The New Notes will be issued in a private placement offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").  The closing of the private placement offering is expected to occur on April 18, 2011, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company.  In addition, the Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act.  Furthermore, the Company has agreed with the initial purchasers not to offer or sell any debt securities or securities convertible into, or exchangeable for, such debt securities for a period of 90 days after April 7, 2011 without the prior written consent of the representative of the initial purchasers.

The New Notes will mature on April 15, 2019 and interest on the New Notes will accrue and be payable semi-annually in arrears commencing October 15, 2011 at the rate of 8.250% per annum. The New Notes will yield net proceeds of approximately $195.4 million, after deducting the initial purchasers' commissions and expenses payable by the Company.

The proceeds from the offering of the New Notes will be used to purchase the Company's existing 7.875% senior notes due 2013 (the "existing notes") pursuant to its previously disclosed tender offer and consent solicitation, to pay the related fees and expenses and, to the extent necessary, to redeem any existing notes that remain outstanding upon completion of the tender offer and consent solicitation. The Company intends to use the remaining proceeds from the offering to repay all or a portion of the amounts outstanding under its credit facility.

Item 8.01.	Other Events

On April 7, 2011, the Company issued a press release announcing the pricing of the New Notes.  A copy of the press release is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press release, dated April 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP Industries Inc.

Date: April 7, 2011	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit List

Exhibit	Description
99.1	Press release, dated April 7, 2011.